UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): February 23, 2023

Harbor Custom Development, Inc.
(Exact name of registrant as specified in its charter)

Washington	001-39266	46-4827436
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)
1201 Pacific Avenue, Suite 1200 Tacoma, WA 98402
(Address of principal executive offices and zip code)
Registrant's telephone number, including area code (253) 649-0636
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock	HCDI	The Nasdaq Stock Market LLC
8.0 % Series A Cumulative Convertible Preferred Stock	HCDIP	The Nasdaq Stock Market LLC
Warrants	HCDIW	The Nasdaq Stock Market LLC
Warrants	HCDIZ	The Nasdaq Stock Market LLC
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01 Other Events.

As previously announced on a Current Report on Form 8-K on October 28, 2022, and as updated on a Current Report on Form 8-K on January 25, 2023, Harbor Custom Development, Inc. (the “Company”) has been working with BankUnited, N.A. (the “Lender”) to restructure its Loan (defined below) after failing to meet a financial covenant.

On or about February 23, 2023, the Company entered into that certain Amendment to the Loan Agreement (the “Amendment”) with the Lender for the restructuring of its Loan Agreement dated March 7, 2020 (the “Loan Agreement”), which loan currently consists of a $24,613,051 principal balance plus any accrued interest (the “Loan”).

Pursuant to the Amendment, the Lender agreed to:

i.waive any and all defaults to date in the Loan Agreement;
ii.waive the Company’s future compliance requirements with the financial covenants contained in Article 7 of the Loan Agreement until the Loan is repaid in full and the Loan Agreement terminated; and
iii.waive its right to accelerate the Loan and receive immediate payments.

In consideration of the Lender’s waivers described above, the Company agreed that it will:

•Not repurchase any of its currently outstanding securities;
•Not make any dividend payments to its Series A Preferred stockholders but instead pay the amount that would have been paid in dividends to the Series A Preferred stockholders to the Lender;
•Grant the Lender a second mortgage on the Company’s Winding Lane and Punta Gorda properties and remit to the Lender 25% of the net proceeds from any sales of such properties;
•Remit to the Lender 25% of the net proceeds of all asset sales;
•Remit to the Lender 25% of the net proceeds from public offerings of any class of stock or debt, private equity recaptures, and any capital raise;
•Transfer to the Lender the membership certificates of the Company’s subsidiaries, solely as collateral, in order to perfect the Lender’s security interests; and
•Not close on any new projects without Lender’s express written consent, but may continue to identify, conduct due diligence, and negotiate the purchase of new projects.

The aforementioned payments will continue to be made until the earlier of: (i) March 7, 2024 or (ii) the Loan has been repaid in full. If the Company fails to make any of the payments or meet any of the agreed upon conditions, such failure will constitute an event of default under the Loan Agreement. The Lender has no further lending obligations to the Company.

A copy of the press release announcing the Amendment is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Forward Looking Statements

This Current Report on Form 8-K contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements other than statements of historical fact contained in this Report are forward-looking statements, including statements regarding the Company’s plans for construction financing. While the Company believes these forward-looking statements are reasonable, undue reliance should not be placed on any such forward-looking statements, which are based on information available to the Company on the date of this Report. These forward-looking statements are subject to various risks and uncertainties, including without limitation those set forth in the Company’s filings with the Securities and Exchange Commission. Thus, actual results could be materially different. The Company expressly disclaims any obligation to update or alter statements whether as a result of new information, future events or otherwise, except as required by law.

Item 9.01 - Financial Statements and Exhibit

(d) Exhibits.

The following exhibits are filed with this Current Report on Form 8-K:

Exhibit Number	Description
99.1	Press Release of Harbor Custom Development, Inc., dated February 24, 2023
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

.

Harbor Custom Development, Inc.

Date:	February 23, 2023	By:	/s/ Jeff Habersetzer
		Name:	Jeff Habersetzer
		Title:	Chief Operating Officer, Secretary, and General Counsel